FIRST AMENDMENT TO PURCHASE & SALE
     AND CONTRIBUTION & CONVEYANCE AGREEMENT


     This First Amendment to the Purchase & Sale and Contribution and Conveyance Agreement (the "First Amendment") is effective as of December 2, 1996 among GENESIS ENERGY, L.P., a Delaware limited partnership ("Genesis MLP"), GENESIS CRUDE OIL, L.P., a Delaware limited partnership ("Genesis OLP"), BASIS PETROLEUM, INC., a Texas corporation ("Basis"), HOWELL CORPORATION, a Delaware corporation ("Howell"), HOWELL CRUDE OIL COMPANY, a Delaware corporation ("Howell Crude"), HOWELL PIPELINE TEXAS, INC., a Delaware corporation ("Howell Texas"), HOWELL PIPELINE USA, INC., a Delaware corporation ("Howell Pipeline"), HOWELL TRANSPORTATION SERVICES, INC., a Delaware corporation ("Howell Transportation"), HOWELL POWER SYSTEMS, INC., a Delaware corporation ("Howell Power" and, collectively with Howell Crude, Howell Texas, Howell Pipeline and Howell Transportation, the "Howell Subsidiaries") and GENESIS ENERGY, L.L.C., a Delaware limited liability company ("Genesis LLC").

     W I T N E S S E T H:

     WHEREAS, on November 26, 1996 the parties entered into a Purchase & Sale and Contribution & Conveyance Agreement (the "Agreement") relating to the contribution, conveyance and sale of certain crude oil gathering, marketing and pipeline assets and operations to Genesis OLP; and

     WHEREAS, pursuant to Section 14.2 of the Agreement, the parties now mutually desire to amend the Agreement as described hereinbelow.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     1.   The following definitions in Article I shall be amended as follows:

          A. The defined term "Basis Final Balance Sheet" is replaced with "Basis Final Adjustment Statement."

          B. The definition of "Basis Purchase Cash" is hereby amended to read as follows: " `Basis Purchase Cash' means 54% of the Purchase Cash minus the Estimated Basis Adjustment."

          C. The definition of "Effective Time" is hereby amended to mean "12:01 a.m. on December 1, 1996, the Effective Date."

          D. The amount included in the definition of the "Estimated Basis Adjustment" is hereby amended by changing it from "$4,298,538" to "$4,429,563."

          E. The amount included in the definition of "Estimated Howell Adjustment" is hereby amended by changing it from "$2,828,373" to $2,858,691.84."

          F. The defined term "Howell Final Balance Sheet" is replaced with "Howell Financial Adjustment Statement."

     2.   Section 2.4(a)(i) is hereby amended to delete the word "tangible."

     3. Section 2.4(a)(iii) is hereby amended to add the following phrase at the end of the last line of such section "subject to reduction pursuant to
Section 2.4(b)(i)."

     4. Section 2.5(a)(i) is hereby amended to add the phrase "not included in the Basis Assets" on the fourth line after business and before the comma.

     5. Schedule 1.1A to the Agreement is hereby amended to delete the "and" after (n) and insert "and" after (o) and to add the following:

"(p) 26 new 1997 Mack trucks on order.

For purposes hereof, the words "primarily in the operation of the Business" or words of similar import shall mean used in the operation of the Business and not otherwise used primarily in the operation of any other business of Basis."

     6. Schedule 1.3(d) is hereby amended to add the word "and" after refining in the last line of 1.3(d).

     7. Schedule 7.1 to the Agreement is hereby deleted in its entirety and replaced with Annex A, attached hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed this 3rd day of December, 1996.

                              BASIS PETROLEUM, INC.


                              By:  /s/ Jeffrey R. Serra
                                   --------------------
                                   Jeffrey R. Serra
                                   Chairman of the Board, President and
                                     Chief Executive Officer



                              HOWELL CORPORATION


                              By:  /s/ Paul N. Howell
                                   ------------------
                                   Paul N. Howell
                                   President and Chief Executive Officer




                              HOWELL CRUDE OIL COMPANY


                              By:  /s/ Mark J. Gorman
                                   ------------------
                                   Mark J. Gorman
                                   President



                              HOWELL PIPELINE TEXAS, INC.


                              By:  /s/ Allen R. Stanley
                                   --------------------
                                   Allen R. Stanley
                                   President



                              HOWELL PIPELINE USA, INC.


                              By:  /s/ Allen R. Stanley
                                   --------------------
                                   Allen R. Stanley
                                   President






                              HOWELL TRANSPORTATION SERVICES, INC.


                              By:  /s/ Bradley N. Howell
                                   ---------------------
                                   Bradley N. Howell
                                   President



                              HOWELL POWER SYSTEMS, INC.


                              By:  /s/ Allyn R. Skelton, II
                                   ------------------------
                                   Allyn R. Skelton, II
                                   President






                              GENESIS ENERGY, L.L.C.


                              By:  /s/ John P. vonBerg
                                   -------------------
                                   John P. vonBerg
                                   President and Chief Executive Officer



                              GENESIS ENERGY, L.P.

                              By:   Genesis Energy, L.L.C.
                                       As General Partner


                              By:  /s/ John P. vonBerg
                                   -------------------
                                   John P. vonBerg
                                   President and Chief Executive Officer




                              GENESIS CRUDE OIL, L.P.

                              By:   Genesis Energy, L.L.C.
                                       As  General Partner


                              By:  /s/ John P. vonBerg
                                   -------------------
                                   John P. vonBerg
                                   President and Chief Executive Officer